Exhibit 99.5

U.S. RESTAURANT PROPERTIES, INC.

ARTICLES SUPPLEMENTARY CLASSIFYING AND

DESIGNATING A SERIES OF PREFERRED STOCK AS

SERIES B-1 REDEEMABLE CONVERTIBLE PREFERRED STOCK

U.S. Restaurant Properties, Inc., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

Pursuant to the authority expressly vested in the Board of Directors by Article IV of the Restated Articles of Incorporation (the “Articles of Incorporation”), the Board of Directors adopted resolutions authorizing the creation of issuance of up to five thousand (5,000) shares, with a liquidation preference of One Thousand Dollars ($1,000) per share of Series B-1 Redeemable Convertible Preferred Stock and adopted resolutions establishing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of such series. Such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, number of shares and dividend rate, as determined by the Board are as follows:

TERMS OF PREFERRED STOCK

Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as its 8% Series B-1 Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be 5,000 (which shall not be subject to increase without the consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”) and which shall not be issued by the Corporation to any other Person other than the Holders, or their permitted successors and assigns, who are party to the Purchase Agreement). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”). Capitalized terms not otherwise defined herein shall have the meaning given such terms in Section 8 hereof.

Section 2. Dividends.

(a) Holders shall be entitled to receive and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 8% per annum (subject to increase pursuant to Sections 6(a) and 7(a)), payable quarterly on June 15, September 15, December 15 and March 15, beginning with September 15, 2003 and on any Conversion Date or the Redemption Date (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (“Dividend Payment Date”). The form of dividend payments to each Holder shall be made in the following order: (i) if funds are legally available for the payment of dividends and shares of Common Stock otherwise issuable in lieu of a cash payment of such dividends are not registered for immediate resale by such Holder, in cash only; (ii) if funds are legally available for the payment of dividends, shares of Common Stock issuable in lieu of a cash payment of such dividends are registered for immediate resale by such

Holder and the Dividend Equity Conditions have been met, at the sole election of the Corporation, in cash or shares of Common Stock which shall be valued at 93% of the average of the 20 VWAPs immediately prior to the Dividend Payment Date; (iii) if funds are not legally available for the payment of dividends, shares of Common Stock issuable in lieu of a cash payment of dividends are not registered for immediate resale by such Holder and the Dividend Equity Conditions have been met (or such conditions have been waived by such Holder), in shares of Common Stock which shall be valued at 70% of the average of the 20 VWAPs immediately prior to the Dividend Payment Date; and (iv) if funds are not legally available for the payment of dividends, shares of Common Stock issuable in lieu of a cash payment of dividends are not registered for immediate resale by such Holder and the Equity Conditions have not been met, then, at the election of such Holder, such dividends will accrue to the next Dividend Payment Date or shall be accreted to the outstanding Stated Value. The Holders shall have the same rights and remedies with respect to the delivery of any such shares as if such shares were being issued pursuant to Section 5. On the date of the Closing, the Corporation shall have notified the Holders whether it may lawfully issue cash dividends. The Corporation shall promptly notify the Holders at any time the Corporation shall become able or unable, as the case may be, to lawfully pay cash dividends. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder. Any dividends, whether paid in cash or shares, that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the Dividend Payment Date through and including the date of payment).

(b) So long as any of the shares of Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment by the Corporation or other distribution of cash or other property declared or made directly or indirectly by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates with respect to any class or series of Parity Stock for any period unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof have been or contemporaneously are set apart for such payment on the Preferred Stock for all dividend periods terminating on or prior to the Dividend Payment Date with respect to such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

(c) So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5 or dividends due and paid in the ordinary course on preferred stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder) upon, nor shall any distribution be made in respect of, any Junior Securities so long as any dividends due on the Preferred Stock remain unpaid or a sum sufficient for the payment thereof has been, or contemporaneously is, set apart for such payment on the Preferred Stock, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

(d) The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 2-303 of the General Corporation Law of Maryland) in respect of the Preferred Stock and any future issuances of the Corporation’s capital stock shall be equal to the aggregate par value of such Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Purchase Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation’s capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves under Section 2-303 of the General Corporation Law of Maryland without the prior written consent of each Holder.

Section 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Articles Supplementary, (b) authorize, create or issue any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 4) senior to or, except with respect to the Parity Stock, otherwise pari passu with the Preferred Stock, (c) amend its articles of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to the foregoing. The Preferred Stock shall be pari passu to the Parity Stock in respect of any rights or liquidation preferences.

Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or proceeds thereof, distributable among the holders of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be treated as a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder. The Preferred Stock shall be pari passu to the Parity Stock in respect of any rights or liquidation preferences.

Section 5. Conversion.

(a) (i) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into that number of shares of Common Stock (subject to the limitations set forth in Sections 5(a)(ii) and (iii)) determined by dividing the Stated Value of such share of Preferred Stock by the Set Price, at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Conversion Notice”). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice to the Corporation by facsimile (the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Conversion Notice shall control in the absence of manifest or mathematical error.

(ii) Beneficial Ownership Conversion Restriction. Notwithstanding anything herein to the contrary, except as otherwise provided for in this subsection 5(a)(ii), a Holder may not convert shares of Preferred Stock (whether at the election of the Holder or the Corporation), and the Corporation may not issue shares of Common Stock as payment of dividends hereunder to the extent such conversion or receipt of such dividend payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) Underlying Shares representing in excess of 4.999% of the then issued and outstanding shares of Common Stock. Subject to the preceding sentence, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion or dividend payment hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the shares of Preferred Stock are convertible or payment with respect to such dividend shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for shares of Preferred Stock, or if the Corporation has notified the Holders pursuant to Section 2(a) of its intent to pay dividends in shares of Common Stock, that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Corporation shall notify the Holder of this fact and the Corporation shall honor the conversion or dividend payment for the maximum number of shares of Preferred Stock permitted to be converted or paid on such Conversion Date in accordance with the periods described in Section 5(b) and, in the case of conversion, at the option of the Holder either retain shares of Preferred Stock tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess shares of Preferred Stock permitted to the Holder or, in the case of dividends, at the election of the Corporation, pay such dividends in cash. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Corporation. Other Holders shall be unaffected by any such waiver.

(iii) Limitation on Number of Shares Issuable. Notwithstanding anything herein to the contrary, the Corporation shall not issue to any Holder any shares of Common Stock, including pursuant to any rights herein, including, without limitation, any conversion rights or right to issue shares of Common Stock in payment of dividends, to the extent such shares, when added to the number of shares of Common Stock issued or issuable (A) upon conversion of any shares of Preferred Stock pursuant to Section 5(a)(i) and (B) upon exercise of those certain warrants issued pursuant to that certain Securities Purchase Agreement (including Section 4.8 therein) would exceed 19.999% of the Corporation’s outstanding Common Stock immediately prior to the Closing Date, or such greater or lesser number of shares of Common Stock permitted pursuant to the corporate governance rules of the New York Stock Exchange or other Principal Market that is at the time the principal trading exchange or market for the Common Stock, based upon share volume, as confirmed in writing by counsel to the Corporation (the “Maximum Aggregate Share Amount”), unless the Corporation first obtains shareholder approval permitting such issuances in accordance with New York Stock Exchange rules or other Principal Market rules (“Shareholder Approval”). Each Holder shall be entitled to a portion of the Maximum Aggregate Share Amount equal to the quotient obtained by dividing (x) such the number of shares of Preferred Stock initially purchased by such Holder by (y) the aggregate number of shares purchased by all Holders. Such portions shall be adjusted upward ratably in the event all of the shares of Preferred Stock of any Holder are no longer outstanding. If at any time the number of shares of Common Stock which could, notwithstanding the limitation set forth herein, be issuable and sold to all Holders during the following 12 months (assuming all dividends are paid in shares of Common Stock during such period of determination) equals or exceeds the Maximum Aggregate Share Amount, then the Corporation shall notify the Holders that it will either (A) obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 75th day after the date in which the Corporation determines (or is notified by any Holder) that the Maximum Aggregate Share Amount could be exceeded, or (B) grant each Holder the right to cause the Corporation to redeem, within 5 days of such notice date, all or part of the outstanding Preferred Stock held by such Holder in an amount equal to 100% of the Stated Value of the Preferred Stock outstanding plus all accrued but unpaid dividends and any other fees owing thereon. The Corporation must make its election by written notice to the Holders by the fifth Trading Day after the date that the Corporation determines (or is notified by a Holder) that the Maximum Aggregate Share Amount would be exceeded. If the Corporation shall have elected the first option pursuant to the immediately preceding sentence and the Corporation shall have failed to obtain the Shareholder Approval on or prior to the 75th day after the date in which the Corporation determines (or is notified by a Holder) that the Maximum Aggregate Share Amount would be exceeded, then the dividend on the Preferred Stock shall thereafter be 18% per annum.

(iv) Benefit of the Bargain. Notwithstanding anything to the contrary contained herein, if on any Conversion Date the Corporation has failed to timely satisfy its conversion obligations under this Section 5(a) with respect to the Preferred Stock, except a result of the application of Section 5(a)(ii), then, at the option of the Holder, the Corporation, in lieu of delivering Underlying Shares, shall deliver, within three (3) Trading Days of notice by such Holder of its election hereunder, an amount in cash equal to the product of the number of Underlying Shares otherwise deliverable to the Holder in connection with such Conversion Date and the highest VWAP during the period commencing on the Conversion Date and ending on the Trading Day prior to the date such payment is made.

(b) (i) Not later than three Trading Days after each Conversion Date, the Corporation will deliver to the Holder (A) a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by Section 4.1 of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). After the Effective Date, the Corporation shall, upon request of the Holder, if available, deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

(ii) Except as otherwise provided herein, the Corporation’s obligations to issue and deliver the Underlying Shares upon conversion and redemption of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Underlying Shares. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i) by the third Trading Day after the Conversion Date, except as a result of the application of Section 5(a)(ii), the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day after 3 Trading Days and increasing to $200 per Trading Day 6 Trading Days after such damages begin to accrue) for each Trading Day after such third Trading Day until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(iii) If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i) by the third Trading Day after the Conversion Date and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder was entitled to receive upon such conversion (a “Buy-In”), then the Corporation shall pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under clause (A) of the immediately preceding sentence the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

(c) (i) The conversion price for each share of Preferred Stock shall equal 110% of the average of the VWAPs for the Common Stock during the five (5) Trading Days immediately prior to the date of issuance of such shares (the “Set Price”), subject to adjustment as set forth below.

(ii) if the Corporation, at any time while the Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Set Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the Holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (or fraction of a share of Common Stock) or such other shares of capital stock that such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(iii) if the Corporation, at any time while the Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Set Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

(iv) if the Corporation or, in the case of the issuance of any Common Stock Equivalents, any subsidiary thereof, as applicable, at any time while the Preferred Stock is outstanding, shall offer, sell, grant any option or warrant to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue any Common Stock or any equity or equity equivalent securities (including any equity, debt or other instrument that is at any time over the life thereof convertible into or exchangeable for Common Stock) (collectively, “Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock, at an effective price per share less than 91% of the Set Price (a “Dilutive Issuance”), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share which is less than 91% of the Set Price, such issuance shall be deemed to have occurred for less than the Set Price), then the Set Price shall be reduced to equal 110% (reduced by any market premium included in such Dilutive Issuance price) of the effective conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Corporation shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

(v) if the Corporation, at any time while the Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 5(c)(iii), then the Set Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution shall be adjusted so that the Holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (or fraction of a share of Common Stock) or such other shares of capital stock that such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Preferred Stock been converted immediately prior to the record date. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vi) All calculations under this Section 5(c) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock. For purposes of this Section 5(c), the number of shares of Common Stock deemed to be outstanding (the “Common Stock Outstanding”) as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding.

(vii) Notwithstanding anything to the contrary herein, no adjustment shall be made hereunder in connection with the following (a) the granting or issuance of shares of Common Stock or options to employees, officers and directors of the Corporation pursuant to any stock option plan or employee incentive plan or agreement duly adopted or approved by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) the conversion or exercise of any Preferred Stock or any other security issued by the Corporation in connection with the offer and sale of this Corporation’s securities pursuant to this Agreement, or (c) the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof.

(viii) Whenever the Set Price is adjusted pursuant to this Section the Corporation shall promptly mail to each Holder, a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 6. Redemption.

(a) Optional Redemption. Subject to the provisions of this Section 6(a), the Corporation may, at any time, deliver a notice to the Holders (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem all, but not less than all, of the then outstanding Preferred Stock, for an amount, in cash, equal to the Optional Redemption Amount on the 30th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is due in full on the Optional Redemption Date. Unless waived by a Holder, the Corporation may only effect an Optional Redemption if from the Optional Redemption Notice Date through to the Optional Redemption Date, each of the following shall be true: (i) the Corporation shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Conversion Notices prior to the Redemption Date, (ii) there is an effective Underlying Shares Registration Statement pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the Underlying Shares issued to the Holders and all of the

Underlying Shares as are issuable to the Holders upon conversion in full of the Preferred Stock subject to the Redemption (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iii) the Common Stock is listed for trading on the Principal Market (and the Corporation believes, in good faith, that trading of the Common Stock on the Principal Market will continue uninterrupted for the foreseeable future), (iv) all liquidated damages and other amounts owing in respect of the Preferred Stock shall have been paid or will, concurrently with the issuance of the Underlying Shares, be paid in cash; (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all the Underlying Shares as are issuable to the Holder upon conversion in full of the Preferred Stock subject to the Redemption; (vi) no Triggering Event has occurred and is continuing; (vii) all of the Underlying Shares issuable to the Holder upon conversion in full of the Preferred Stock will not violate the limitations set forth in Section 5(a)(ii) and (iii); and (viii) no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction has occurred that has not been consummated.

(b) Three Year Redemption. On the third anniversary of the Original Issue Date and subject to the Corporation’s right to increase the dividend hereof as set forth in Section 6(c) below, the Corporation shall redeem all of the then outstanding Preferred Stock, for an amount in cash equal to the Third Year Redemption Amount or, upon 20 Trading Days’ prior written irrevocable notice immediately prior to the applicable Third Year Redemption Date, in shares of Common Stock based on a conversion price equal to the lesser of (i) the Set Price and (ii) 93% of the average of the 20 VWAPs immediately prior to such third anniversary date, or, if in periodic installments as provided for below, such average immediately prior to each installment date (such date, the “Third Year Redemption Date” and such redemption, the “Third Year Redemption”); provided, however, in the event such Third Year Redemption is made in shares of Common Stock, a Holder may elect to receive such shares either, at such Holder’s election, (i) in four equal installments of such Holder’s aggregate Stated Value on each three-month anniversary after such third-year anniversary or (ii) in 12 equal installments of such Holder’s aggregate Stated Value on each monthly anniversary after such third-year anniversary; provided, further, if any such issuance would otherwise violate Section 5(a)(ii), such installments shall be made to the extent permitted without violating said section and such installments shall continue beyond 12 months, uninterrupted, to the extent necessary to issue all shares required to be issued hereunder. Until shares of Common Stock underlying Preferred Stock are issued, all rights of the Holder as Holder shall remain in effect, including but not limited the right to receive dividends and the right to convert such shares into Common Stock. Notwithstanding anything herein to the contrary, in the event a Holder elects to receive shares of Common Stock upon redemption in periodic installments and such issuances are made on a timely basis, the rate of dividend shall not be increased pursuant to Section 6(c). Unless waived by a Holder, the Corporation may only effect a Third Year Redemption as to a Holder pursuant to this Section 6(b) if on the Third Year Redemption Date each of the following shall be true: (i) the Corporation shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Conversion Notices prior to the Third Year Redemption Date, (ii) there is an effective Underlying Shares Registration Statement pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the Underlying Shares issued to the Holders and all of the Underlying Shares as are issuable to the Holders upon conversion in full of the Preferred Stock subject to the Third Year Redemption (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iii)

the Common Stock is listed for trading on the Principal Market (and the Corporation believes, in good faith, that trading of the Common Stock on the Principal Market will continue uninterrupted for the foreseeable future), (iv) all liquidated damages and other amounts owing in respect of the Preferred Stock shall have been paid or will, concurrently with the issuance of the Underlying Shares, be paid in cash; (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all the Underlying Shares as are issuable to the Holder upon conversion in full of the Preferred Stock subject to the Third Year Redemption; (vi) no Triggering Event has occurred and is continuing; (vii) all of the Underlying Shares issuable to the Holder upon conversion in full of the Preferred Stock will not violate the limitations set forth in Section 5(a)(ii) and (iii); and (viii) no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction has occurred that has not been consummated.

(c) Alternative to Third Year Redemption Amount. In lieu of a Third Year Redemption and upon 20 Trading Days’ prior written irrevocable notice immediately prior to the applicable Third Year Redemption Date (except that, if any of the conditions precedent to the Corporation’s right to issue Common Stock pursuant to Section 6(b) fails and is not waived by the Holders after notice to the Holders that the Corporation elects to redeem in shares—in such an event the Corporation shall promptly notify the Holders upon knowledge of such failure of the alternative consideration to be paid), the Corporation may elect to adjust the dividend as to the shares of Preferred Stock otherwise subject to such Third Year Redemption each quarter (April 15, June 15, September 15 and December 15) to 300 basis points above the average yield on the Common Stock during the 3 months prior to any such adjustment until the Preferred Stock is no longer outstanding; provided, however, at any time following the third anniversary of the Original Issue Date, if the Corporation has exercised its right to adjust the dividend hereunder, the Corporation shall have the right to, subject to the conditions set forth in Section 6(b), elect to redeem the Preferred Stock in Common Stock or cash pursuant to Section 6(b). If the Corporation elects to redeem the Preferred Stock hereunder, in cash or Common Stock after the third anniversary of the Original Issue Date, it shall provide the Holder’s with at least 20 Trading Days’ prior written irrevocable notice of such election. If the conditions to a Third Year Redemption set forth in Section 6(b) are not met or are not waived by each Holder, the terms of this Section 6(c) shall automatically apply. Until the shares of Preferred Stock are no longer outstanding, all rights of the Holder as Holder shall remain in effect, including but not limited the right to receive dividends and the right to convert such shares into Common Stock pursuant to Section 5(a)(i).

(d) Redemption Procedure. The payment of cash and/or issuance of Common Stock pursuant to any redemption shall be made on the applicable redemption date. If any portion of the cash payment for a Third Year Redemption or Optional Redemption shall not be paid by the Corporation by the respective due date, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the payment (or issuance of shares in lieu thereof) of the applicable Third Year Redemption Amount or Optional Redemption Amount, as applicable, plus all amounts owing thereon is paid in full. In addition, if any portion of the Third Year Redemption Amount or Optional Redemption Amount, as applicable, remains unpaid (or unissued, as the case may be) after such date, the Holders subject to such redemption may elect, by written notice to the Corporation given at any time thereafter, to invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. Notwithstanding anything to the contrary in this Section 6, the Corporation’s determination to redeem in cash, shares of Common Stock or to elect to adjust the dividend on the Preferred Stock pursuant to a Third Year Redemption shall be applied ratably among the Holders based upon the number of shares of Preferred Stock initially purchased by each Holder, adjusted upward ratably in the event all of the shares of Preferred Stock of any Holder are no longer outstanding. The Holders may convert, pursuant to Section 5(a)(i), any shares of Preferred Stock subject to an Optional Redemption or Third Year Redemption at any time prior to the date that the Optional Redemption Amount or Third Year Redemption Amount and all amounts owing thereon are due and paid in full. The Corporation covenants and agrees that it will honor all Conversion Notices tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.

Section 7. Redemption Upon Triggering Events.

(a) Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the Corporation to do, at the election of the Corporation (subject to the limitation below with respect to the Triggering Events set forth in Sections 7(b)(iii), (v), (vii)(as to only events solely within the control of the Corporation), (ix), and (xii)), any of the following: (i) redeem all or a portion of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount; or (ii) increase the dividend on all of the outstanding Preferred Stock held by such Holder to equal 14% per annum thereafter. The Triggering Redemption Amount, if the Corporation elects clause (i) above, shall be due and payable within 5 Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the “Triggering Redemption Payment Date”). Notwithstanding anything to the contrary herein, if the redemption right hereunder is exercised by the Holder in connection with one or more Triggering Events set forth in Sections 7(b)(iii), (v), (vii)(as to only events solely within the control of the Corporation), (ix) and (xii) below, then such Holder may require the Corporation to pay the entire Triggering Redemption Amount in cash only. If the Corporation fails to pay the Triggering Redemption Amount hereunder in full pursuant to this Section on the date such amount is due in accordance with this Section (whether in cash or shares of Common Stock), the Corporation will pay interest thereon at a rate of 18% per annum (or such lesser amount permitted by applicable law), accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount plus all accrued but unpaid dividends and all accrued but unpaid liquidated damages in cash. The Holder may convert, pursuant to Section 5(a)(i), any shares of Preferred Stock prior to the date the Triggering Redemption Amount (which shall be reduced accordingly to account for such conversions) is paid in full and the Holder’s conversion rights pursuant to Section 5(a)(i) shall continue uninterrupted after the dividend increases pursuant to clause (ii) above. Notwithstanding anything to the contrary in this Section 7(a), the Corporation’s determination as between clauses (i) and (ii) above shall be applied ratably among the Holders based upon the number of shares of Preferred Stock initially purchased by each Holder, adjusted upward ratably in the event all of the shares of Preferred Stock of any Holder are no longer outstanding.

(b) “Triggering Event” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) the failure of an Underlying Shares Registration Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date;

(ii) if, during the Effectiveness Period, the effectiveness of the Underlying Shares Registration Statement lapses for any reason for more than an aggregate of 15 calendar days (which need not be consecutive days) during any 12 month period, or the Holder shall not be permitted to resell Registrable Securities under the Underlying Shares Registration Statement for more than an aggregate of 15 calendar days (which need not be consecutive days) during any 12 month period;

(iii) the Corporation shall fail to deliver certificates representing Underlying Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the 5th Trading Day after such shares are required to be delivered hereunder, or the Corporation shall provide written notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Preferred Stock in accordance with the terms hereof;

(iv) one of the Events (as defined in the Registration Rights Agreement) described in subsections (i), (ii) or (iii) of Section 2(b) of the Registration Rights Agreement shall not have been cured to the satisfaction of the Holders prior to the expiration of 30 days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of an Underlying Shares Registration Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date, which shall be covered by Section 7(b)(i));

(v) the Corporation shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within 5 days after notice therefor is delivered hereunder or shall fail to pay all amounts owed on account of an Event within five days of the date due;

(vi) the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

(vii) the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been remedied within 30 calendar days after the date on which written notice of such failure or breach shall have been given;

(viii) any breach of the agreements delivered to the initial Holders at the Closing pursuant to Section 2.2(a)(vi) of the Purchase Agreement;

(ix) the Corporation shall redeem more than a de minimis number of Junior Securities;

(x) there shall have occurred a Bankruptcy Event;

(xi) the Common Stock shall fail to be listed or quoted for trading on a Principal Market for more than 5 Trading Days, which need not be consecutive Trading Days; or

(xii) the failure of the Corporation to submit an application to list the Common Stock on an alternative Principal Market within 7 Trading Days of the occurrence of a Triggering Event pursuant to clause (xi) of this Section 7(b) or the failure of the Corporation to use its best efforts to obtain such listing after the application is filed with an alternative Principal Market.

Section 8. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d 5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation, or (b) a replacement at one time or within a one year period of more than one half of the members of the Corporation’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (c) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (a) or (b).

“Closing” means closing of the purchase and sale of the Preferred Stock.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 5(b)(1).

“Conversion Ratio” means, at any time, a fraction, the numerator of which is the Conversion Amount and the denominator of which is the Set Price at such time.

“Dividend Equity Conditions” shall mean, as of the applicable Dividend Payment Date, the following conditions have been met: (i) the Common Stock is listed for trading on a Principal Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future), (ii) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, including the shares to be issued for dividends in lieu of cash on such date, (iii) the Corporation shall have notified the Holder at least 20 Trading Days prior to such Dividend Payment Date that it elects to pay dividends in Common Stock rather than in cash (the Corporation may indicate in such notice that the election contained in such notice shall continue for later periods until revised) and whether such shares are registered for resale and (iv) such issuance would be permitted to the extent it would not violate the limitations set forth in clauses (ii) or (iii) of Section 5(a).

“Dividend Payment Date” shall have the meaning set forth in Section 2(a).

“Effective Date” means the date that the Underlying Shares Registration Statement is declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Transaction” means the occurrence after the date hereof of any of (a) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (b) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (d) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Holder” shall have the meaning given such term in Section 1 hereof.

“Junior Securities” means the Common Stock and all other equity or equity equivalent securities of the Corporation other than the Parity Stock which is pari passu in rights or liquidation preference to the Preferred Stock.

“Optional Redemption Amount” shall mean the sum of (i) (A) on or prior to the first anniversary of the Original Issue Date, 108% of the Stated Value then outstanding and (B) after the first anniversary of the Original Issue Date up to, but not including, the Third Anniversary Redemption Date, 110% of the Stated Value then outstanding, (ii) accrued but unpaid dividends and (iii) all liquidated damages and other amounts due in respect of the Preferred Stock.

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Parity Stock” shall mean the Corporation’s Series A Convertible Preferred Stock.

“Person” means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Principal Market” shall initially mean the New York Stock Exchange and shall also include the NASDAQ Small-Cap Market, the American Stock Exchange or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of June     , 2003, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Original Issue Date, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended.

“Set Price” shall have the meaning set forth in Section 5(c)(i).

“Third Year Redemption” shall mean the redemption of the Preferred Stock pursuant to Section 6(b).

“Third Year Redemption Amount” shall mean the sum of (i) 100% of the Stated Value then outstanding, (ii) accrued but unpaid dividends and (iii) all liquidated damages and other amounts due in respect of the Preferred Stock.

“Third Year Redemption Date” shall have the meaning set forth in Section 6(b).

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Transaction Documents” shall mean the Purchase Agreement and all agreement entered into in connection therewith, including the Registration Rights Agreement.

“Triggering Event” shall have the meaning set forth in Section 7(b).

“Triggering Redemption Amount” for each share of Preferred Stock means the sum of (i) the greater of (A) 130% of the Stated Value and (B) the product of (a) the VWAP on the Trading Day immediately preceding the date of the Triggering Event and (b) the Conversion Ratio (without regard to the limitation set forth in Sections 5(a)(ii) and (iii)) as calculated on the date of the Triggering Event, (ii) all accrued but unpaid dividends thereon and (iii) all liquidated damages and other amounts due in respect of the Preferred Stock

“Underlying Shares” means, collectively, the shares of Common Stock into which the shares of Preferred Stock are convertible in accordance with the terms hereof.

“Underlying Shares Registration Statement” means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Underlying Shares by the Holder, who shall be named as a “selling stockholder” thereunder, all as provided in the Registration Rights Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Principal Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Principal Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.

Section 9. Fundamental Transactions and Change of Control Transactions. If a Fundamental Transaction occurs, then upon any subsequent conversion of shares of Preferred Stock, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Set Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of shares of Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder’s right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 9 and insuring that the Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. In the event of a Fundamental Transaction or a Change of Control Transaction, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Corporation (or any such successor or surviving entity) will purchase the Preferred Stock from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Triggering Redemption Amount on such date.

Section 10. Miscellaneous.

(a) If (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock, (ii) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Corporation shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Corporation shall be required in connection with any Fundamental Transaction or Change of Control Transaction, or (v) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then the Corporation shall file a press release or Current Report on Form 8-K to disclose such occurrence and notify the Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which any such Fundamental Transaction or Change of Control Transaction is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon any such Fundamental Transaction or Change of Control Transaction. Holders are entitled to convert the Conversion Amount of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

(b) The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

(c) Upon a conversion hereunder the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon a conversion hereunder, the Corporation shall pay an amount in cash equal to the average of the 20 VWAPs immediately prior to the applicable conversion multiplied by such fraction.

(d) The issuance of certificates for Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

(e) To effect conversions or redemptions, as the case may be, of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such share of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

(f) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Financial Officer and Controller of the Corporation addressed to U.S. Restaurant Properties, Inc., 12240 Inwood Road, Suite 300, Dallas, Texas 75244, if the Chief Financial Officer, Fax Number: (972) 490-9119 and if to the Controller, Fax Number: (972) 702-8047 or to such other address or facsimile number as shall be specified in writing by the Corporation for such purpose. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such

Holder appearing on the books of the Corporation, which address shall initially be the address of such Holder set forth on the signature pages of the Purchase Agreement, or such other address as the Corporation or a Holder may designate by ten days advance written notice to the other parties hereto. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) (with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iv) one day after deposit with a nationally recognized overnight courier service, specifying next day delivery, with written verification of service, or (v) upon actual receipt by the party to whom such notice is required to be given.

(g) For purposes hereof, a share of Preferred Stock is outstanding until such date as the Holder shall have received the Underlying Shares or redemption amount (as the case may be) issuable or payable to it in accordance with this Articles Supplementary.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Articles Supplementary of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Maryland law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this          day of October, 2003.

Name: Title:	Name: Title:

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of 8% Series B Convertible Redeemable Preferred Stock indicated below, into shares of common stock, par value $0.001 per share (the “Common Stock”), of U.S. Restaurant Properties, Inc., a Maryland corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion

______________________________

Number of shares of Preferred Stock owned prior to Conversion

______________________________

Number of shares of Preferred Stock to be Converted

______________________________

Stated Value of shares of Preferred Stock to be Converted

______________________________

Number of shares of Common Stock to be Issued

______________________________

Applicable Set Price

______________________________

Number of shares of Preferred Stock subsequent to Conversion

______________________________

[HOLDER]

By:
Name: Title:

21